Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

as of May 27, 2011

wells fargo BANK, NATIONAL ASSOCIATION, as Agent

12 East 49th Street

New York, New York 10017

Ladies and Gentlemen:

Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), the parties to the Loan Agreement as lenders (individually, each a “Lender” and, collectively, “Lenders”), American Biltrite Inc., a Delaware corporation (“ABI”), Ideal Tape Co., Inc., a Delaware corporation (“Ideal Tape”), K&M Associates L.P., a Rhode Island limited partnership (“K&M”; together with ABI and Ideal Tape, the “US Borrowers”), American Biltrite (Canada) Ltd., a Canadian corporation (“Canadian Borrower”; together with US Borrowers, the “Borrowers”), 425 Dexter Associates, L.P., a Rhode Island limited partnership (“Dexter”), Ocean State Jewelry, Inc., a Rhode Island corporation (“Ocean State”), and Majestic Jewelry, Inc., a Delaware corporation (“Majestic”), American Biltrite Far East, Inc., a Delaware corporation (“Far East”; together with Dexter, Ocean State and Majestic, the “US Guarantors”), have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 30, 2009, by and among Agent, Lenders, Borrowers and Guarantors (as defined in the Loan Agreement), as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 15, 2009, Amendment No. 2 to Loan and Security Agreement, dated as of March 15, 2010, and this Amendment No. 3 to Loan and Security Agreement (“Amendment No. 3”) (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this letter agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrowers have requested that Agent and Lenders agree to amend the Loan Agreement as set forth herein, and Agent and Lenders have agreed to accommodate Borrowers’ request. The parties hereto wish to enter into this Amendment No. 3 to evidence and effectuate such amendments and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2.    Amendments to Loan Agreement.

(a)    Additional Definition. As used herein, the following term shall have the meaning given to it below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 3” shall mean Amendment No. 3 to Loan and Security Agreement, dated as of May 18, 2011, by and among Borrowers, Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)    Eligible Accounts. Subparagraph (l) of the definition of “Eligible Accounts” set forth in Section 1.58 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(l)    (i) the aggregate amount of such Accounts owing by a single account debtor (other than the account debtors of certain Borrowers as set forth in subsections (ii) through (x) of this subparagraph (l)) to any Borrower do not constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (ii) such Accounts owing by Surface Shields, Inc. to Ideal Tape do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of Ideal Tape (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (iii) such Accounts owing by Wal-Mart Stores, Inc. to K&M do not constitute more than fifty (50%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (iv) such Accounts owing by Kohl’s Illinois, Inc. to K&M do not constitute more than thirty (30%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (v) such Accounts owing by each of Kmart Corporation and Sears Holdings Corporation to K&M do not, in each case, constitute more than (A) for the months of July through and including October of each calendar year, fifty (50%) percent of the aggregate amount of all otherwise Eligible Accounts of

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K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), and (B) for the months of November through and including June of each calendar year, thirty (30%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (vi) such Accounts owing by Macy’s, Inc. to K&M do not constitute more than thirty (30%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (vii) such Accounts owing by Guess Retail Inc. to K&M do not constitute more than thirty (30%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (viii) such Accounts owing by Starboard Holdings Ltd. to K&M do not constitute more than (A) for the months of December through and including February of each calendar year, twenty-five (25%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), and (B) for the months of March through and including November of each calendar year, fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), (ix) such Accounts owing by Ross Stores Inc. to K&M do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts), and (x) such Accounts owing by Mohawk Industries, Inc. to Canadian Borrower do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of Canadian Borrower (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts);”

(c)    Limitation on Congoleum Accounts. Notwithstanding anything to the contrary contained in the Loan Agreement, the aggregate amount of Accounts owing by Congoleum to Borrowers that may be considered Eligible Accounts shall not exceed $500,000 in the aggregate at any given time.

(d)    Dividends. Section 9.11 of the Loan Agreement is hereby amended by replacing the period at the end of subparagraph (e) with “; and”, and adding the following new subparagraphs (f) and (g):

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“(f)    Borrowers may declare and/or pay dividends on account of any shares of any class of Capital Stock of Borrowers now or hereafter outstanding; provided, that, as to any such declaration or payment of dividend, each of the following conditions is satisfied: (i) as of the date of the declaration or payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) any such payment shall be paid with funds legally available therefor, (iii) such declaration or payment shall not violate any applicable law or regulation or the terms of any indenture, agreement or undertaking to which Borrowers are a party or by which Borrowers or their property are bound, (iv) for the thirty (30) consecutive day period immediately preceding each such declaration or payment, the Global Excess Availability shall be not less than $10,000,000, (v) as of the date of each such declaration or payment and after giving effect thereto, the Global Excess Availability shall be not less than $10,000,000, and (vi) the aggregate amount of all declarations and payments by Borrowers during any calendar year of Borrowers shall not exceed $500,000; and

(g)    Borrowers may withhold from shares of Capital Stock of Borrowers that are issued pursuant to options exercised under any employee or director stock option plan, shares of Capital Stock of Borrowers having an aggregate fair market value equal to the aggregate withholding taxes due as a result of such exercise, retain such shares of Capital Stock as treasury Capital Stock, and pay in cash an amount equal to such withholding tax obligations to the applicable Governmental Authority; provided, that, as to any such exercise and related cash payment of withholding tax obligations, each of the following conditions is satisfied: (i) as of the date of the exercise and cash payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such cash payment shall be paid with funds legally available therefor, (iii) the aggregate amount of all cash payments made by Borrowers to the applicable Governmental Authorities in connection with the exercise of options during the term of this Agreement shall not exceed $300,000.”

(e)    Notices. The address of Agent as contained in Section 13.3(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“If to Agent, Lenders

or Issuing Bank:          Wells Fargo Bank, National Association

12 East 49th Street

New York, New York 10017

Attention: Portfolio Manager - ABI

Telephone No.: 212-840-2000

Telecopy No.: 212-545-4283”

3.    Amendment Fee. In addition to any other fees payable under the Loan Agreement, in consideration of the amendments and agreements as provided for hereunder, Borrowers shall pay to Agent in immediately available funds an amendment fee in the amount of $15,000, which amendment fee shall be fully earned and payable as of the date hereof and may be charged by Agent to any loan account of Borrowers.

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4.    Conditions Precedent. This Amendment No. 3 shall not be effective until each of the following conditions precedent is satisfied in a manner reasonably satisfactory to Agent:

(a)    the receipt by Agent of this Amendment No. 3, duly authorized and executed by Borrowers and Guarantors;

(b)    the receipt by Agent of the amendment fee set forth in Section 3 above; and

(c)    immediately prior, and immediately after giving affect to the amendments and agreements set forth herein, there shall exist no Event of Default or event or condition which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

5.    Effect of this Amendment No. 3. This Amendment No. 3 constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended and waived pursuant hereto, no other changes or modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

6.    Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 3.

7.    Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

8.    Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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9.    Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 3 by telecopier or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telecopier or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 3, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 3 as to such party or any other party.

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IN WITNESS hereof, the parties have executed and delivered this Amendment No. 3 as of the day and year first above written.

U.S. BORROWERS	CANADIAN BORROWER
AMERICAN BILTRITE INC. By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President____	AMERICAN BILTRITE (CANADA) LTD. By: /s/Richard G. Marcus Name: Richard G. Marcus__ Title: President__________
IDEAL TAPE CO., INC. By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President___
K&M ASSOCIATES L.P. By: AIMPAR, Inc., its General Partner By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President___

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[Signature Page to Amendment No. 3 to LSA]

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U.S. GUARANTORS
425 DEXTER ASSOCIATES, L.P. By: AIMPAR, Inc., its General Partner By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President___

OCEAN STATE JEWELRY, INC. By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President___

American biltrite far east, INC. By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President___

MAJESTIC JEWELRY, INC. By: /s/ Howard N. Feist Name: Howard N. Feist__ Title: Vice President___

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[Signature Page to Amendment No. 3 to LSA]

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ACCEPTED AND AGREED:

aGENT:
Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association By: /s/ Steven Walfisch Name: Steven Walfisch__ Title: AVP___________
ISSUING BANK:
Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association By: /s/ Steven Walfisch Name: Steven Walfisch__ Title: AVP___________
lENDERS: Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association By: /s/ Steven Walfisch Name: Steven Walfisch__ Title: AVP___________
Wells Fargo Capital Finance Corporation Canada, successor in interest to Wachovia Capital Finance Corporation (Canada) By: /s/ Domenic Cosentino Name: Domenic Cosentino__ Title: Vice President______

[Signature Page to Amendment No. 3 to LSA]